UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

June 2, 2009

Date of Report (Date of earliest event reported)

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13647	73-1356520
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5330 East 31st Street, Tulsa, Oklahoma 74135

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (918) 660-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective as of June 2, 2009, Dollar Thrifty Automotive Group, Inc. (the “Company”) and certain of its subsidiaries entered into Amendment No. 1 (“Amendment No. 1”) to the Second Amended and Restated Master Collateral Agency Agreement (the “Master Collateral Agreement”), dated as of February 14, 2007, among the Company, DTG Operations, Inc., Rental Car Finance Corp., the Financing Sources named therein and Deutsche Bank Trust Company Americas, as Master Collateral Agent. The Master Collateral Agreement currently relates to two separate pools of collateral (“Group III” and “Group IV”) that support the Company’s Series 2005-1 (with respect to Group III) and 2006-1 and 2007-1 (with respect to Group IV) asset-backed medium term notes. Each Group contains cash, receivables and vehicles that may be re-designated to the other Group if certain conditions are met, including a condition that no Default (as defined in the Master Collateral Agreement) has occurred and is continuing.

The re-designation mechanism is intended to provide the Company with additional flexibility to manage its inventory in light of scheduled maturities of the notes and to permit an orderly disposition of vehicles to maximize proceeds and avoid dispositions of vehicles at inappropriate times in their depreciable life cycles. The Company requested the change to the mechanism that was effected by Amendment No. 1 as described below.

Amendment No. 1 amends the Master Collateral Agreement to permit the continued re-designation of vehicles from one Group to the other notwithstanding the occurrence and continuance of a bankruptcy or insolvency event with respect to any monoline insurance company (an ”Insurer”) for a series of the medium term notes (an “Insurer Related Amortization Event”). In the absence of Amendment No. 1, such an event would constitute a Default and therefore preclude re-designation of vehicles from one Group to another. Under Amendment No. 1, the Company’s ability to re-designate vehicles in such event remains subject to all of the other conditions to re-designation of collateral contained in the Master Collateral Agreement, none of which was amended, and a majority of the holders of a series of notes affected by such an Insurer event may direct that re-designation be prohibited.

In a letter agreement dated as of June 2, 2009 (the “Monoline Agreement”), the Company agreed with the Insurers of the medium term notes secured by Group IV collateral, as a condition to their execution of Amendment No. 1, that it would limit re-designation of vehicles from Group III to Group IV to no more than $200 million in net book value in the aggregate during the period from effectiveness of Amendment No. 1 until the occurrence (if any) of an Insurer Related Amortization Event with respect to the Series 2005-1 Notes, and to no more than $30 million in net book value per month after any occurrence of such an Insurer Related Amortization Event with respect to the Series 2005-1 Notes (in each case unless the Group IV Insurers otherwise consent).

In addition, in a letter agreement dated as of June 2, 2009 (the “Issuer Agreement”), the Company agreed with Deutsche Bank Trust Company Americas, in its capacity as Issuer of letters of credit under the Company’s Credit Agreement, dated as of June 15, 2007, among the Company, Deutsche Bank Trust Company Americas, in its capacity as Administrative Agent, and various financial institutions party thereto (as amended to the date hereof, the “Credit Agreement”), that as a condition of Deutsche Bank Trust Company Americas’ execution of Amendment No. 1 in its capacity as Enhancement Provider under the Company’s medium term note program, the Company will not request an increase in the Series 2005-1 Letter of Credit Amount under the Series 2005-1 Notes, unless approved by the Issuer at the direction of the Required Lenders (as defined in the Credit Agreement), at any time prior to the occurrence of an Insurer Related Amortization Event with respect to the Series 2005-1 Notes if, at the time, the Series 2005-1 Letter of Credit Amount were greater than $24,400,000 or if the requested increase would cause the Series 2005-1 Letter of Credit Amount to exceed that amount. The Company also agreed to reflect the foregoing as an amendment to the Credit Agreement at any time prior to the occurrence of an Insurer Related Amortization Event with respect to the Series 2005-1 Notes if so requested by the Required Lenders. Except as otherwise set forth above, capitalized terms used above are used as defined in the medium term note program documentation.

The foregoing description is qualified in its entirety by reference to Amendment No. 1, the Monoline Agreement and the Issuer Agreement attached hereto as Exhibits 4.210, 4.211 and 10.222, which are incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

4.210

Amendment No. 1, dated as of June 2, 2009 to the Second Amended and Restated Master Collateral Agency Agreement (the “Master Collateral Agreement”), dated as of February 14, 2007, among Dollar Thrifty Automotive Group, Inc., DTG Operations, Inc., Rental Car Finance Corp., the Financing Sources named therein and Deutsche Bank Trust Company Americas, as Master Collateral Agent

4.211

Letter Agreement, dated as of June 2, 2009, among Dollar Thrifty Automotive Group, Inc., Ambac Assurance Corporation and Financial Guaranty Insurance Company, relating to Amendment No. 1 to the Second Amended and Restated Master Collateral Agency Agreement, dated as of February 14, 2007

10.222

Letter Agreement, dated as of June 2, 2009, between Dollar Thrifty Automotive Group, Inc., and Deutsche Bank Trust Company Americas, as letter of credit Issuer, relating to the Credit Agreement, dated as of June 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
(Registrant)

June 8, 2009	By:	/s/ H. CLIFFORD BUSTER III
H. Clifford Buster III
Senior Executive Vice President and Chief

Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

4.210

Amendment No. 1, dated as of June 2, 2009 to the Second Amended and Restated Master Collateral Agency Agreement (the “Master Collateral Agreement”), dated as of February 14, 2007, among Dollar Thrifty Automotive Group, Inc., DTG Operations, Inc., Rental Car Finance Corp., the Financing Sources named therein and Deutsche Bank Trust Company Americas, as Master Collateral Agent

4.211

Letter Agreement, dated as of June 2, 2009, among Dollar Thrifty Automotive Group, Inc., Ambac Assurance Corporation and Financial Guaranty Insurance Company, relating to Amendment No. 1 to the Second Amended and Restated Master Collateral Agency Agreement, dated as of February 14, 2007

10.222

Letter Agreement, dated as of June 2, 2009, between Dollar Thrifty Automotive Group, Inc., and Deutsche Bank Trust Company Americas, as letter of credit Issuer, relating to the Credit Agreement, dated as of June 15, 2007

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